UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2010

Universal Gold Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-140900	20-4856983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bentall Four Centre Suite 3474 – 1055 Dunsmuir Street Vancouver, British Columbia	V7X 1K8
(Address of principal executive offices)	(Zip Code)

(604) 608-0223

 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 29, 2010, Universal Gold Mining Corp., a Nevada corporation (“UGMC”), held a special meeting of its stockholders for the purpose of approving an amendment to UGMC’s Amended and Restated Articles of Incorporation, as amended, to increase UGMC’s total authorized shares of common stock from three hundred million (300,000,000) to one billion five hundred million (1,500,000,000), par value $0.001 per share.  The following summarizes the final voting results:

Votes For	% of Total Shares Outstanding & Voted For	Votes Against	Votes Abstained	Broker Non-Votes
55,288,300	59.44%	500,000	--	--

A Certificate of Amendment was filed with the Nevada Secretary of State on December 29, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment of Articles of Incorporation of the Registrant dated December 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL GOLD MINING CORP.

By:	/s/ Craig Niven
Name: Craig Niven
Title: Interim Chief Financial Officer and Assistant Secretary

Dated: January 3, 2011